UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2005

Cooper Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04329	344297750
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-423-1321

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On January 7, 2005, Cooper Tire & Rubber Company (the "Company") entered into a definitive agreement to acquire approximately 11% of the common equity of Kumho Tire Co., Inc. ("Kumho"). The acquisition is in connection with a planned initial public offering by Kumho to be listed on the Korea Stock Exchange and London Stock Exchange and is expected to close in the first quarter of 2005. The acquisition of Kumho shares by the Company is subject to a number of government and regulatory approvals.

Pursuant to the agreement, the Company may not dispose of the acquired shares prior to the third anniversary of the closing of the transaction. After the third anniversary of the closing, subject to approval of the Bank of Korea, the Company has a put right, and Kumho has a call right, with respect to the shares. In the event that approval of the Bank of Korea is not received, the Company will have the right to sell the shares to a third party, subject to certain limitations, including a right of first refusal in favor of Kumho. The agreement also contains reciprocal standstill provisions. A copy of the press release issued by the Company is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

99.1 Press release, dated January 10, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Tire & Rubber Company

January 13, 2005	By:	/s/ James E. Kline

Name: James E. Kline
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated January 10, 2005